Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated June 9, 2015

J. P. Morganlnvestable Indices

Home _. Indices _. Index Summary

Summary

[GRAPHIC OMITTED]

J.P. Morgan TargetTracker: European Equities 2o(8 (EUR) Index: Jun 09 2014 to
Jun 07 2015

Index Level Data
---------------- -----------
         Level        Date
------- -------- -----------
current 106.48   08-Jun-2015
High    118.99   13-Apr-2015
Low     92.74    16-0ct -2014
start   112.79   09-Jun-2014
End     107.84   05-Jun-2015

Risk Measures
================ =======
Volatility       20.55%
sharpe Ratio       -0.22
Maximum Drawdown -18.24%

Return statistics
====================== ======
Annualized Return      -4.44%
Average Monthly Return -0.26%

Return
==================== =======
Daily Return         -1.35%
Month to Date Return -1.76%
Year To Date Return  8.02%
3 Month Return       []3.44%
1 Year Return        []3.88%
3 Year Return        41.93%
5 Year Return        9.21%

Monthly Return (%)
------------------ ---- ---- ----- ----- ----- ----- ---- ---- ----- ---- ---- -----
         Jan       Feb  Mar  Apr   May   Jun    Jul  Aug  Sep   oct  Nov  Dec  Year
-------- --------- ---- ---- ----- ----- ----- ----- ---- ---- ----- ---- ---- -----
    2014                                 -1.22 -5.54 2.51 1.62 -6.63 4.59 -4.1 -2.77
    2015 4.26      6.71 2.92 -2.76 -1.24  -3                                   6.66

Footnotes

(I) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date' column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of Future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The I Year Return is the trailing return of the Index from the trading day tha:
occurs on or immediately prececing the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The I Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that !he lnde). will achieve the I Year Return in the future. Past performance IS not ind1cative of future returns.
3 Year Return:

The 3 Year Return is the trail ing return of Index from the trading day that occurs on or immediately preedingthe date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end dateland is not annualized]. The 3 Year Return may be based on hypothetical, histor ical Index levels and not actual Index levels.
There is no guarantee tha! the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.
5Y Return:

The 5 Year Return is the ifailing return of the Index from the trading day :hat occurs on or rmmediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a uading day, to the trading day
Immediately preceding !he specified end date, and is not annualized. The 5 Year
Return may be based on hypothetical, historical Index levels and

IIUt dLtUctl lllliX lvb. Till:'! I:' b 110 l5Ud l ctlll1:'1:' Llld t lht' l
llc.li:'X wilf cllhit)Vt' l h t) 5 YedJ RI:'LUI II ill l ht' fu!UII:'. Pcl!ll p
l:'l rull lldiiLI:' h. IIUl incJiLclliVt' ur ru LUI ::' II:' lUI II.

(2) Short Summary of the Risks

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or rsults, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be

amended. superseded and replaced in its entirety by a subsequent term sheer, disclosure supplement and/or private placement memorandum. and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/ or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in prod ucts linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a deter mination as to the appropriateness of any proposed transaction, clients should undenake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC lEGEND

JPMorgan Chase and Co. ("J.P. Morgan') has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documerts relating to the offering that J.P. Morgan files with the SEC for more complete information about J.l'. Morgan and the offering of securities. You may get these documents
Without cost by visiting tUl)AI( on the )tl Website at /Mw.sec.gov.
Alternatively, J.l'. Morgan, any agent, or any dealer par ticipating in the particular offering will arrange to send you the prospectus and the prospecms supplement as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll[]free
866[]535-9248.

Use of Simulated Returns

Back[]testing and other statistical amlysis material that is provided in connection with the explanations of rhe potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances 10 estimate how it may have performed prior to its actual existence. The results obtamed from such []back[]testing" information should not be considered indicative of the actual results !hat might be obtained from an investment or participation in a fina1cial instrument or transaction referencing the Index.
J.P. Morgan provides no assurance or guarantee that the produces linked to the
Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back[]tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back[]tested, historical levels have inherent limitations.
Alternative simulations, techniques, modeling or assumprrons might produce sigmficantly different results and prove to te more appropriate. Hypothetical back[]tested results are neither an indicator nor guarantee of future re:urns.
Actual results will vary, perhaps materially, from rhe simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly. any discussion of
U.S. tax matters contained herein is not intended or written to be used. and cannot be used. in connection with the promorion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax[]related penalties. Investment suitability musu be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended ro provide and should not be relied upon as prov1diog accounting, legal. regu latory or tax advice. Investors should consult with their own advisors as to these matters.

Copyright I) 2015 JPMorgan Chase and Co. All Rights Reserved

J. P. Morganl nvestable Indices

Home _. Indices _. Index Summary

[GRAPHIC OMITTED]

Index Level Data
---------------- -----------
         Level        Date
------- -------- -----------
Current 739.57   05-Jun-2015
High    762.08   21-May-2015
Low       667    15-0ct-2014
Start   715.89   09-Jun-2014
End     739.57   05-Jun-2015

Risk Measures
========================= ========
Volatility                17.62%
                       (b
Sharpe Ratio                0.19
Maximum Drawdown          []10.99%

Return Statistics
====================== =====
Annualized Return      3.35%
Average Monthly Return 0.3%

Return
==================== ======
Daily Return         -0.25%
Month to Date Return -1.19%
Year To Date Return  0.68%
3 Month Return       0.88%
1Year Return         3.44%
3 Year Return        62.73%
5 Year Return        85.87%

Monthly Return (%)
------------------ ---- ------ ---- ---- ----- ---- ---- ------ ---- ---- ----- ----
          Jan      Feb  Mar    Apr  May  Jun   Jul  Aug  Sep    Oct  Nov  Dec   Year
-------- --------- ---- ------ ---- ---- ----- ---- ---- ------ ---- ---- ----- ----
    2014                                 3.07  -3.1 6.18 []2.96 0.56 2.73 -1.39 8.75
    2015 -3.88     6.28 []2.73 0.97 1.57 -1.19                                  0.68
                                               ---- ---- ------ ---- ---- -----

Footnotes

(l) Calculation descriptions

The first twelve columns under 'Monthly Return(%)' above reflect the performance of the index from the first trad ing day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

[][] [] As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index l evel Data

Current:

Current refers to the closing level of the index as of the trading day immed iately preceding the date you have accessed this website. High:

High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated
under the ' Date" column next to the High level. The High level may be a hypothetical, historical level and not an actual level of the Index. There is no guar antee that the Index will achieve the High level in the future. l ow:
low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated
under the ' Date" column next to the low level. The Low l evel may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low level displayed on this website.

Start:

Start refers to the closing level of the index on the first trading day of the time period indicated.

End:

End refers to the closing level of the index on the last trading day of the t ime period indicated.

Risk Measures

Volatility:

Volatility refers to the standard deviation of the daily logarithmic returns of the index over the tim e period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional ar ithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual ann ualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day tha!
occurs on or rmmediately preceding the date occurring one year prior to the specified end date to th e specified end date, provided that if the specified end date is today's date or not a trading dav, to the trading day Immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, h[]storical lndex levels and not actual Index levels.

There is no guara ntee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the dare occurring :hree years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately p receding the specified end dateland is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that the Index will achieve the 3 Year Retu rn in the future. Past performance is nor indicative of future returns.
5Y Return:

The 5 Year Retu rn is the trailing return of the Index from the trading day that occurs on or 1m mediately preceding the date occurring five years prior to the specified end date 10 the specified end date, provided that if the specified end date is today's date or not a trading day, to the tradi ng day immediately preceding :he specified end date, and is nor annualized. The 5 Year
Return may be based on hypothetical, historical Index levels and not actual
Index levels. There is no guarantee that the Index will achieve the 5 Year
Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on July 16, 2014 and therefore has a limited operating history . Past performance should not be considered indicative of future performance. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any per5on is entirled or in wh1ch any person has any ownership. The synthetic investment strategy on wh1ch the Index is based may not be successful,

may not outperform any alternative strategy related that may be employed in respect of the SandP 500D Index, or may not achieve its target volatility of 18%.
The Index may underperform the SandP 500* Index or a direct investment in the secu rities underlying the SandP 5001 Index The daily adjustment of the exposure to the Index ro the SandP 500 Index will vary, and the Index may be partially uninvested in SandP 5001 Index or may have

leveraged exposu re to the SandP 50011ndex. The Index is subject to short[]term borrowing costs when exposure to the SandP 500t Index is greater than 100%. The
Index is subject to monthly (21[] day rolling periods) performance return caps of 6% (72% per annum). If the value of the SandP 5001 Index changes, the level of the Index may not change in the same manner. The 2-Month and 3-Month LIBOR rates will be affected by a number of factors. Our affiliate, J.P. Morgan
Securities pic (' JPMS pic"), is the calculation agent and may adjust : he
Index in a way that affects its level. The policies and judgmen!S for which
JPMS pic is responsible could have an impact, positive or negative, on the level of the Index. JPMS pic is under no obligation to consider your interest as an investor in securities linked to the lnQeX .. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whe;her historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be

amended, superseded and replaced in its enti rety by a subsequent term sheet, disclosure supplement and/or pnvate placement memorandum. and the documen!S referred 10 therein. In the event any inconsistency between the information presented herein and any such term sheer. disclosure supplement and/ or priva1e placement memorandum. such term sheet, disclosure supplement and /or pte placement memorandu m shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the 'SEC') for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J. P. Morganlnvestable Indices

J. P. Morgan TargetTracker : US Equities 2o/8 Index: Jun 0 9 2 0 14 to Jun 07
2015

[GRAPHIC OMITTED]

Index Level Data
---------------- -----------
          Level       Date
------- -------- -----------
Current 1.235.86 05-Jun-2015
High    1,277.81 21-May-2015
Low     1.096.1  15-0ct-2014
Start   1,177.51 09-Jun-2014
End     1.235.86 05-Jun-2015

Risk Measures
================ =======
Volatility       19.23%
Sharpe Ratio       0.26
Maximum Drawdown -11.87%

Return Statistics
====================== =====
Annualized Return      5.01%
Average Monthly Return 0.44%

Return
==================== =======
Daily Return         -0.28%
Month to Date Return  -1.33%
Year To Date Return   0.69%
3 Month Return        0.94%
1Year Return          5.13%
3 Year Return        78.92%
5 Year Return        108.93%

Monthly Return (o/o)

                Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year 2014 3.61
-3.1 7.22 -3.12 0.94 3.3 -1.54 12.1 2015 -4.35 7.02 -3.04 1.07 1.73 -1.33 0.69

Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The I Year Return is the trailing return of the Index from the trading day thai occurs on or immediaTely preceding the date occurring one year prior to the specified end dale to tile specified end date. provided that if the specified end date is today's date or not a trading day, to the trading day immediately precedi ng the specified end date. The I Year Return may be based on hypothetical. historical Index levels and not actual Index levels.

There is no guarantee that the Index will achieve : he 1 Year Return in the furure. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring ihree years prior to the sp(cilied end date to the specified end date, provided that if the specified end date is today?s date or not a trading day. ro the trading day immediately p receding me specified end date[and is nor annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and

not actual Index levels. There is no guarantee thai the Index will achieve the
3 Year Return in the future. Past performance is nor indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the u admg day :hat occurs on or immediately preceding the dare occurring five years prior to the specified end date to the specified end date. provided that if 1he specified end date is today's date or not a trading day, to the trading day immediately preceding 1he specified end date, aml is nor annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not acw al lndex levels.
There is no guarantee that me Index will achieve the 5 Year Return in the future. Past per formance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on July 16, 2014 and therefore has a lim1ted operating history. Past performance should not be considered indicative of futu re performance. The Index comprises only notional assets and liabil ities and therefore there is no actual portfolio of assets ro which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful,

may not outperform any alternative strategy related that may be employed in respect of the SandP 500 11ndex, or may not achieve rrs target volatility of 20%.
The Index may underperform the SandP 500[] Index or a direct investment in the securities underlying the SandP 50(}1 Index The daily adjustment of the exposure to the Index to the Sand? 500 Index w1ll vary, and the Index may be partially uninvested in SandP sao[] Index or may have

leveraged exposure to the SandP 5ooe Index. The Index is subject to shon []term borrowing costs when exposure to the SandP 5001 Index is greater than 100%. The
Index is subj ect ro monthly (21[] day rolling periods)

performance return caps of 8% (96% per annum). If the v(lue of the SandP SQQand
Index changes, rhe level of the Index may not change in :he same manner. l he
2[]Month and 3-Monih UBOR rates will be affected by a number of factors. Our affiliate, J.P. Morgan Securities pte ('JPMS pic'), is the calculation agent and mav adjust 1he Index in a way that affects its level. The policies and judgments for which JPMS pic is responsible could

have an impact, positive or negative, on the level oi the Index. JPMS pic is under no obligation to consider you r imerest as an investor in securities linked to the Index. [] The risks identified above are not exhaustive. The
Index Rules. and not any description in this summary oi risks, govern the calculation and constitution of the Index and other deCisions and actions relating to its mamtenance. Additional information is available upon r eQuest.
For more information regarding the Index. clients should contact their J.P.
Morgan represemative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether h1stoncal or hypothetical, will be ach1eved. These terms are subject to change, and !?Morgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entiretY by a subseQuent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to !herein. In the event any inconsistency
between the information presented herein and any such term sheer, disclosure supplem ent and/ or private placemem memorandum, such term sheet, disclosure.
supplemem and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess sevral characterisucs and risk factors that may not be present in other tYPes of
:ransaaions. In reaching a deter mination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit , tax. accounting and economic conseQuences of such transaction in relation to their particular circumstances. This website contains marker data from vanous sources other than us and our affiliates, and.
accordingly, we make no representation or warranty as to m e market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J. P. Morganlnvestable Indices

J. P.Morgan Mozaic Fixed Income (USD): Jun 09 2014 to Jun 07 2m5

Index Level Data
---------------- ------------
        Level         Date
------- -------- ------------
Current 165.55   05-J un-2015
High    169.73   16-Apr-2015
Low     155.68   17-Jun-2014
Start   156.62   06-Jun-2014
End     165.55   05-J un-2015

Risk Measures
================ ======
Volatility        3.9%
Sharpe Ratio       1.47
Maximum Drawdown -2.46%

Return Statistics
====================== =====
Annualized Return      5.72%
Average Monthly Return 0.47%

Return
==================== ======
Daily Return         -0.48%
Month to Date Return -0.58%
Year To Date Return   1.71%
3 Month Return       -0.13%
1Year Return          5.7%
3 Year Return        0.47%
5 Year Return        12.87%

Monthly Return (%)
------------------ ----- ---- ----- ----- ----- ----- ---- ---- ---- ---- ----- ----
         Jan        Feb  Mar   Apr  May    Jun   Jul  Aug  Sep  Oct  Nov  Dec   Year
-------- --------- ----- ---- ----- ----- ----- ----- ---- ---- ---- ---- ----- ----
    2014                                  0.62  -0.27 1.88 0.18 0.71 0.79 -0.17 8.17
    2015 3.29      -0.61 0.71 -0.26 -0.78 -0.58                                 1.71

Footnotes

(l) Calculation descriptions

The first twelve columns under 'Monthly Return(%)' above reflect the performance of the index from the first trad ing day of the month displayed to the last trading day of that month.

The final colu mn re flects the perform ance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in rhe future. Pasr performance is not indicative of future retu rns.

[][] [] As of the date shown above, thE? index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index l evel Data

Current:

Current refers to the closing level of the index as of the trading day immed iately preceding the date you have accessed this website.

High:

High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated
under the ' Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future. l ow: l ow refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated
under the ' Date" column next to the Low level. The low l evel may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:

Start refers to the closing level of the index on the first trading day of the time period indicated.

End:

End refers to the closing level of thE? index on the last trading day of the time period indicated.

Risk Measures

Volatility:

Volatility refers to the standard deviation of the daily logarithmic returns of the index over the tim e period specified and annualized. Volatility is a widely used measure to express the risk of rhe financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations.
No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index and the constituents have limited operating histories. Past performance should not be considered indicative of future performance. The level of the Index incorporates the deduction of a fee of 0.55% per annum that accrues daily. There are risks associated with a momentum-based investment strategy. The Index is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the index is based may not be successful, may not outperform any alternative strategy or achieve its target volatility of 4%. The Index may include notional short positions, which will expose the Index to unlimited risk of loss because there is no limit on the appreciation of the price of the relevant asset before the short position is closed. The adjustment of the exposure to the index and to each constituent may cause the Index not to reflect fully any appreciation or to magnify any depreciation of the constituents. The index is subject to risks associated with the use of leverage. The strategy used to construct the index involves regular rebalancing, which may result in lower returns than could be realized on an alternative investment in the constituents that is not subject to regular rebalancing. The Index may be partially uninvested. Movements in the constituents may be highly correlated, which may negatively impact the level of the Index during periods of negative returns among the constituents. Changes in the levels of the constituents may offset each other. The Index is subject to significant risks associated with futures contracts, including the possible significant volatility associated with futures contracts. The Index is subject to significant risks associated with fixed-income securities, including changes in interest rates and changes in the perceived creditworthiness of the governments that issue the bonds underlying the futures contracts. The level of the Index may be influenced by unpredictable changes in the governments and economies of the governments that issue the bonds associated with the futures contracts underlying the constituents. The Index is subject to risks associated with non-U.S. securities markets. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.P. Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J. P. Morganlnvestable Indices
[GRAPHIC OMITTED]

Index Level Data
---------------- -----------
         Level         Date
------- -------- -----------
Current 210.39   05-Jun-2015
High    215.54   02-Mar-2015
Low     194.19   16-0ct-2014
Start   195.24   10-Jun-2014
End     210.39   05-Jun-2015

Risk Measures
================ ======
Volatility        7.5%
Sharpe Ratio       1.05
Maximum Drawdown -4.24%

Return Statistics
====================== =====
Annualized Return      7.87%
Average Monthly Return 0.59%

Return
==================== ======
Daily Return         -0.33%
Month to Date Return -1.02%
Year To Date Return  0.55%
3 Month Return       -0.44%
1Year Return         7.69%
3 Year Return        42.92%
5 Year Return        78.57%

Monthly Return (%)
------------------ ---- ----- ----- ---- ----- ----- ---- ----- ---- ---- ----- -----
          Jan      Feb   Mar  Apr   May  Jun    Jul  Aug  Sep   Oct  Nov   Dec  Year
-------- --------- ---- ----- ----- ---- ----- ----- ---- ----- ---- ---- ----- -----
    2014                                 0.57  -0.53 3.73 -1.02 1.63 3.39 -0.68 10.66
    2015 -0.57     2.99 -0.65 -1.43 1.31 -1.02                                  0.55

Footnotes

(l) Calculation descriptions

The first twelve columns under 'Monthly Return(%)' above reflect the performance of the index from the first trad ing day of the month displayed to the last trading day of that month.

The final colu mn reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Pasr performance is not indicative of future retu rns.

[][] [] As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index level Data

Current:

Current refers to the closing level of the index as of the trading day immed iately preceding the date you have accessed this website.

High:

High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated
under the ' Date" column next to the High level. The High level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High l evel in the future. low:
low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated
under the ' Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.

Start:

Start refers to the closing level of the index on the first trading day of the time period indicated.

End:

End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:

Volatility refers to the standard deviation of the daily logarithmic returns of the index over the tim e period specified and annualized. Volatility is a widely used measure to express the risk of the iinancial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back[]tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on April 30, 2014 and therefore has a limited operating history. Past performance should not be considered indicative of future performance. The level of the Index will include the deduction of a fee of 0.50% per annum and a synthetic borrowing cost calculated based on the relevant LIBOR rates. The index fee and borrowing cost will be deducted daily. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful, may not outperform any alternative strategy that may be employed in respect of the Capital Strength Total Return Index (the ?Equity Constituent?) and the PIMCO Total Return Active Exchange Traded Fund (the ?Bond Constituent?, together with the Equity Constituent, the ?Target Constituents?), or may not achieve its target volatility of 8.5%. The investment strategy used to construct the Index involves daily adjustments to its synthetic exposure to its Target Constituents. The daily adjustment of the exposures of the Index to its Target Constituents will vary, and may be partially uninvested in its Target Constituents By reducing its exposure to its Equity Constituent, the Index may significantly underperform its Equity Constituent. The exposure of the Index to its Bond Constituent may be greater, perhaps significantly greater, than its exposure to its Equity Constituent. The Index may have significant exposure to its cash constituent. The returns of the Target Constituents may offset each other or may become correlated in decline. The Index is subject to significant risks associated with fixed-income securities, including interest rate-related risks and credit risk. The Index is subject to the negative impact of an interest deduction. The Capital Strength Total Return Index is subject to the risk relating to its selection methodology. The PIMCO Total Return Active Exchange Traded Fund is an actively managed fund and is subject to different risks than passively managed funds. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. ('J.P. Morgan' ) has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov.
Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so r eQuest by call ing toll-free
866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such 'back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index.
J.P. Morgan provides no assurance or guarantee that the products linked to the
Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations.
Alternative simulations, techniQues, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns.
Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 23D Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax[] related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors.
This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

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